SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 10, 2003

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-32837	75-2749762
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

15305 Dallas Parkway Suite 1600 Addison, Texas		75001
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:  (972) 713-3500

Not Applicable

(Former name or former address, if changed since last report)

Item 5.	OTHER EVENTS

On November 10, 2003, United Surgical Partners International, Inc. issued a press release regarding it dismissal from a lawsuit in which it was named as a defendant.  A copy of the press release is attached as an exhibit to this Report on Form 8-K.

Item 7(c).	EXHIBITS

99.1	News Release

Attached hereto is a copy of a news release dated November 7, 2003 announcing a joint venture between United Surgical Partners International, Inc. and CHRISTUS Santa Rosa Health Care.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

United Surgical Partners International, Inc.

	By:	/s/ John J. Wellik
John J. Wellik
Senior Vice President and
Chief Accounting Officer
(Principal Accounting Officer and duly authorized
to sign this report on behalf of the Registrant)
Date: November 13, 2003